As filed with the Securities and Exchange Commission on June 18, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Craftmade International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2057054
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

650 South Royal Lane
Coppell, Texas	75019
(Address of Principal Executive Offices)	(Zip Code)
CRAFTMADE INTERNATIONAL, INC. 2006 LONG-TERM INCENTIVE PLAN
(Full title of the Plan)

C. BRETT BURFORD
Chief Financial Officer
Craftmade International, Inc.
650 South Royal Lane
Coppell, Texas 75019
(Name and address of agent for service)
(972) 393-3800
(Telephone number, including area code, of agent for service)
With copies to:
BRIAN D. BARNARD
Haynes and Boone, LLP
201 Main Street
Suite 2200
Fort Worth, Texas 76102
(817) 347-6600

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum	Proposed Maximum	Amount of
To Be	To Be	Offering Price Per	Aggregate Offering	Registration
Registered(1)	Registered(2)	Share(3)	Price(3)	Fee(3)
Common Stock, $.01 par value	400,000	$2.29	$916,000	$51.11

(1)	This registration statement also covers an equal number of rights to purchase shares of Craftmade International, Inc.’s Series A Preferred Stock, par value $1.00 per share, issuable pursuant to Craftmade International, Inc.’s Rights Agreement, which rights will be transferable only with related shares of Common Stock.

(2)	The number of shares being registered represents 400,000 shares being registered under the Craftmade International, Inc. 2006 Long-Term Incentive Plan. The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.

(3)	The offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average of the high and low sale prices for the Company’s Common Stock reported on the NASDAQ Stock Market on June 15, 2009 ($2.29 per share).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Craftmade International, Inc. 2006 Long-Term Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8 such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Craftmade International, Inc. (the “Company”) hereby incorporates by reference the following documents filed with the Commission:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, as filed with the Commission on September 26, 2008;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, as filed with the Commission on November 14, 2008;

(c)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008, as filed with the Commission on February 17, 2009;

(d)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, as filed with the Commission on May 15, 2009;

(e)	The Company’s current reports on Form 8-K as filed with the Commission on September 29, 2008 (with regard to Item 5.02), November 12, 2008 (with regard to Items 2.02, 7.01 and 9.01), February 5, 2009 (with regard to Items 5.02 and 9.01), February 12, 2009 (with regard to Items 2.02, 7.01 and 9.01), May 13, 2009 (with regard to Items 2.02, 7.01 and 9.01), and June 15, 2009 (with regard to items 1.01, 3.03, 5.03 and 9.01);

(f)	The Company’s definitive proxy statement on Schedule 14A as filed with the Commission on October 28, 2008;

(g)	All other reports filed by the Company with the Commission since June 30, 2008, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(h)	The description of the Company’s Common Stock contained in the Company’s Registration Statement filed on Form 8-A (Commission File No. 1-10471) as filed with the Commission on February 27, 1990; and

(i)	The description of Rights to Purchase Series A Preferred Stock, par value $1.00 per share, of the Company (which Rights are transferable only with related shares of Common Stock) contained in the Registration Statement filed on Form 8-A (Commission File No. 000-26667) as filed with the Commission on July 9, 1999, as amended in the Company’s Registration Statement filed on Form 8-A/A as filed with the Commission on June 15, 2009.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (“DGCL”) generally provides that a corporation is empowered to indemnify any person who was or is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such statute provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which such persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Article Ninth of the Certificate of Incorporation of the Company, as amended, provides that the Company shall indemnify to the fullest extent permitted by Section 145 of the DGCL any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. The Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Company, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Company, or serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Company.
     Article Eighth of the Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.
     The Company intends to maintain insurance against liabilities incurred by its officers and directors in defense of actions to which they are made parties by reason of their positions as officers and directors.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits

Exhibit No.		Description of Exhibits

4.1	—	Specimen Common Stock Certificate, filed as an exhibit to the Company’s Registration Statement on Form S-3 filed on January 20, 1999 and incorporated by reference herein.

4.2	—	Rights Agreement, dated as of June 23, 1999, between Craftmade International, Inc. and Harris Trust and Savings Bank, as Rights Agent, filed as an exhibit to the Company’s Form 8-A filed on July 9, 1999 and incorporated by reference herein.

4.3	—	Amendment No. 1 to Rights Agreement, dated as of June 9, 2009, between Craftmade International, Inc. and Computershare Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as Rights Agent, filed as an exhibit to the Company’s Form 8-A/A filed on June 15, 2009 and incorporated by reference herein.

4.4	—	Craftmade International, Inc. 2006 Long-Term Incentive Plan, filed as an exhibit to the Company’s Form 8-K filed on December 4, 2006 and incorporated by reference herein.

5.1*	—	Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

23.1*	—	Consent of BDO Seidman, LLP, independent registered accounting firm.

23.2*	—	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1*	—	Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).

*	Filed herewith.
Item 9. Undertakings
     a. The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on the 18th day of June, 2009.

CRAFTMADE INTERNATIONAL, INC.
By:	/s/ J. Marcus Scrudder
J. Marcus Scrudder
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of J. Marcus Scrudder and C. Brett Burford, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Date

/s/ James R. Ridings James R. Ridings	Chairman of the Board	June 18, 2009

/s/ J. Marcus Scrudder J. Marcus Scrudder	Chief Executive Officer (Principal Executive Officer)	June 18, 2009

/s/ C. Brett Burford C. Brett Burford	Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2009

/s/ William E. Bucek William E. Bucek	Director	June 18, 2009

/s/ A. Paul Knuckley A. Paul Knuckley	Director	June 18, 2009

/s/ R. Don Morris R. Don Morris	Director	June 18, 2009

/s/ Lary Snodgrass Lary Snodgrass	Director	June 18, 2009

Exhibit No.		Description of Exhibits

4.1	—	Specimen Common Stock Certificate, filed as an exhibit to the Company’s Registration Statement on Form S-3 filed on January 20, 1999 and incorporated by reference herein.

4.2	—	Rights Agreement, dated as of June 23, 1999, between Craftmade International, Inc. and Harris Trust and Savings Bank, as Rights Agent, filed as an exhibit to the Company’s Form 8-A filed on July 9, 1999 and incorporated by reference herein.

4.3	—	Amendment No. 1 to Rights Agreement, dated as of June 9, 2009, between Craftmade International, Inc. and Computershare Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as Rights Agent, filed as an exhibit to the Company’s Form 8-A/A filed on June 15, 2009 and incorporated by reference herein.

4.4	—	Craftmade International, Inc. 2006 Long-Term Incentive Plan, previously filed as an exhibit to the Company’s Form 8-K filed on December 4, 2006 and incorporated by reference herein.

5.1*	—	Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

23.1*	—	Consent of BDO Seidman, LLP, independent registered accounting firm.

23.2*	—	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1*	—	Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).

*	Filed herewith.